Exhibit 10.8

BORROWER:                                GSE Systems, Inc.
                  GSE Power Systems, Inc.

GUARANTOR:         MSHI, Inc.

CONTINUING AND UNCONDITIONAL GUARANTY
(Domestic Revolving Line of Credit)

To:           Bank of America, N.A.

1.  The Guaranty.  For valuable consideration, the undersigned ("Guarantor") hereby unconditionally guarantees and promises to pay promptly to Bank of America, N.A., its subsidiaries and affiliates (collectively, "Bank"), or order, in lawful money of the United States, any and all Indebtedness of GSE Systems, Inc. and GSE Power Systems, Inc. (collectively, the "Borrower") to Bank when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter.  The liability of Guarantor under this Guaranty is not limited as to the principal amount of the Indebtedness guaranteed and includes, without limitation, liability for all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Indebtedness and for all Swap Obligations now or hereafter owing from Borrower to Bank.  The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied.  This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor's liability under any other guaranties signed by Guarantor.  If multiple individuals or entities sign this Guaranty, their obligations under this Guaranty shall be joint and several.  If Guarantor is a subsidiary or affiliate of Borrower, Guarantor's liability hereunder shall not exceed at any one time the largest amount during the period commencing with Guarantor's execution of this Guaranty and thereafter that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

2.  Definitions.

(a)  "Bank Agreements" shall mean all agreements, documents, and instruments evidencing any of the Indebtedness, including but not limited to all loan agreements between Borrower and Bank and promissory notes from Borrower in favor of Bank, and all deeds of trust, mortgages, security agreements, and other agreements, documents, and instruments executed by Borrower in connection with the Indebtedness, all as now in effect and as hereafter amended, restated, renewed, or superseded.

(b) "Borrower" shall mean the individual or the entity named in Paragraph 1 of this Guaranty and, if more than one, then any one or more of them.

(c) "Guarantor" shall mean the individual or the entity signing this Guaranty and, if more than one, then any one or more of them.

(d)  "Indebtedness" shall mean, with respect to that certain Domestic Revolving Line of Credit and related agreements, documents and instruments entered into between Bank and Borrower as of even date herewith, as now in effect and as amended, renewed or restated in the future, any and all debts, liabilities, and obligations of Borrower to Bank, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect or acquired by Bank by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Bank for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable.  Indebtedness includes, without limitation, any and all Swap Obligations and any and all obligations of Borrower to Bank for reasonable attorneys' fees and all other costs and expenses incurred by Bank in the collection or enforcement of any debts, liabilities, and obligations of Borrower to Bank.

(e)  “Swap Obligations” shall mean all obligations of Borrower arising under any interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or any combination of, or option with respect to, these or similar transactions now or hereafter entered into between Borrower and Bank.

3.  Obligations Independent.  The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions.  Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

4.  Rights of Bank.  Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to:

(a)  renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Bank Agreements;

(b) receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

(c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine;

(d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness; and

(e)  permit the Indebtedness to exceed Guarantor's liability under this Guaranty, and Guarantor agrees that any amounts received by Bank from any source other than Guarantor shall be deemed to be applied first to any portion of the Indebtedness not guaranteed by Guarantor.

5.  Guaranty to be Absolute.  Guarantor agrees that until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor's obligations under this Guaranty.  Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Bank described in the immediately preceding paragraph of this Guaranty.  It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional.

6.  Guarantor's Waivers of Certain Rights and Certain Defenses.  Guarantor waives:

(a)  any right to require Bank to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Bank's power whatsoever;

(b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower;

(c) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower; and

(d) the benefit of any statute of limitations affecting Guarantor's liability hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

7.  Waiver of Subrogation.  Until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, even though the Indebtedness may be in excess of Guarantor’s liability hereunder, Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives to the extent permitted by applicable law any right to enforce any remedy that Bank now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

8.  Waiver of Notices.  Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Bank Agreement (including Guarantor), notices of acceptance of this Guaranty, notices of the existence, creation, or incurring of new or additional Indebtedness to which this Guaranty applies or any other Indebtedness of Borrower to Bank, and notices of any fact that might increase Guarantor’s risk.

9.  Security.  To secure all of Guarantor's obligations hereunder, Guarantor assigns and grants to Bank a security interest in all moneys, securities, and other property of Guarantor now or hereafter in the possession of Bank, all deposit accounts of Guarantor maintained with Bank, and all proceeds thereof.  Upon default or breach of any of Guarantor's obligations to Bank, Bank may apply any deposit account to reduce the Indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Bank and Guarantor.

10.  Subordination.  Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Bank or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the Indebtedness.  In addition to Guarantor's waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of Borrower to Guarantor as subrogee of Bank, Guarantor agrees that, if Bank so requests, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated.  If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Bank and shall be paid over to Bank on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.  Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Bank may have on any such property.

11.  Revocation of Guaranty.

(a)  This Guaranty may be revoked at any time by Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions that Guarantor does not renounce.  Such revocation shall be effective upon actual receipt by Bank, at the address shown below or at such other address as may have been provided to Guarantor by Bank, of written notice of revocation.  Revocation shall not affect any of Guarantor's obligations or Bank's rights with respect to transactions committed or entered into prior to Bank's receipt of such notice, regardless of whether or not the Indebtedness related to such transactions, before or after revocation, has been incurred, renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Bank authorized hereunder.  Revocation by Guarantor shall not affect any obligations of any other guarantor.

(b)  In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Indebtedness existing at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of Borrower after the date of the death of the deceased Guarantor pursuant to a commitment made by Bank to Borrower prior to the date of such death.  As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Indebtedness existing at that time, but also as to the Indebtedness thereafter incurred by Borrower to Bank.

(c)  Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, or composition or structure of Borrower, the dissolution of Borrower, or the termination, increase, decrease, or other change of any personnel or owners of Borrower.

12.  Reinstatement of Guaranty.  If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Bank is rescinded or must be returned by Bank to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

13.  Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Bank.

14.  No Setoff or Deductions; Taxes.

(a)  Guarantor represents and warrants that it is organized and resident in the United States of America.  All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes.  If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to Bank so that no withholding tax is imposed on the payment.  Notwithstanding the foregoing, if Guarantor makes a payment under this Guaranty to which withholding tax applies or if any taxes (other than taxes on net income (i) imposed by the country or any subdivision of the country in which Bank's principal office or actual lending office is located and (ii) measured by the United States taxable income Bank would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor's country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph, Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that Bank receives the sum it would have received had no such deduction or withholding been made (or, if Guarantor cannot legally comply with the foregoing, Guarantor shall pay to Bank such additional amounts as will result in Bank receiving the sum it would have received had no such deduction or withholding been made).  Further, Guarantor shall also pay to Bank, on demand, all additional amounts that Bank specifies as necessary to preserve the after-tax yield Bank would have received if such taxes had not been imposed.

(b) Guarantor shall promptly provide Bank with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

15.  Information Relating to Borrower.  Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Bank Agreements as Guarantor deems necessary and appropriate, including, without limitation, any covenants pertaining to Guarantor contained therein, and shall have sole responsibility to obtain from Borrower any information required by Guarantor about any modifications thereto. Guarantor further acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower's financial condition or business operations as Guarantor may require, and that Bank has no duty, and Guarantor is not relying on Bank, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

16.  Borrower's Authorization.  Where Borrower is a corporation, partnership, or limited liability company, it is not necessary for Bank to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor's liability set forth herein.

17.  Guarantor Information; Reporting to Credit Bureaus.  Guarantor authorizes Bank to verify or check any information given by Guarantor to Bank, check Guarantor’s credit references, verify employment, and obtain credit reports.  Guarantor agrees that Bank shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Indebtedness and/or Guarantor as is consistent with Bank's policies and practices from time to time in effect.  Guarantor acknowledges and agrees that the authorizations provided in this paragraph apply to any individual general partner of Guarantor and to Guarantor’s spouse and any such general partner’s spouse if Guarantor or such general partner is married and lives in a community property state.

18.  Change of Status.  Any Guarantor that is a business entity shall not enter into any consolidation, merger, or other combination unless Guarantor is the surviving business entity.  Further, Guarantor shall not change its legal structure unless (a) Guarantor obtains the prior written consent of Bank and (b) all Guarantor's obligations under this Guaranty are assumed by the new business entity.

19.  Remedies.  If Guarantor fails to fulfill its duty to pay all Indebtedness guaranteed hereunder, Bank shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law.  Without limiting the foregoing to the extent permitted by law, Bank may, at its option and without notice or demand:

(a)  declare any Indebtedness due and payable at once;

(b)  take possession of any collateral pledged by Borrower or Guarantor, wherever located, and sell, resell, assign, transfer, and deliver all or any part of the collateral at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Bank may impose reasonable conditions upon any such sale.  Further, Bank, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of the collateral to be sold, free from and discharged of all trusts, claims, rights of redemption and equities of Borrower or Guarantor whatsoever.  Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment banker, or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided herein; and

(c)  set off against any or all liabilities of Guarantor all money owed by Bank or any of its agents or affiliates in any capacity to Guarantor, whether or not due, and also set off against all other liabilities of Guarantor to Bank all money owed by Bank in any capacity to Guarantor.  If exercised by Bank, Bank shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.

20.  Notices.  All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Bank and Guarantor may specify from time to time in writing.  Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.

21.  Successors and Assigns.  This Guaranty (a) binds Guarantor and Guarantor's executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Bank, and (b) inures to the benefit of Bank and Bank's indorsees, successors, and assigns.  Bank may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part.  Guarantor agrees that Bank may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Bank's possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

22.  Amendments, Waivers, and Severability.  No provision of this Guaranty may be amended or waived except in writing.  No failure by Bank to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

23.  Costs and Expenses.  Guarantor agrees to pay all reasonable attorneys' fees, including allocated costs of Bank's in-house counsel to the extent permitted by applicable law, and all other costs and expenses that may be incurred by Bank (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Bank in any case commenced by or against Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

24.  Governing Law and Jurisdiction.  This Guaranty shall be governed by and construed and enforced in accordance with the law of the State of Maryland.  To the extent that Bank has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive Bank of such rights and remedies as may be available under federal law.

25.  Consent to Jurisdiction.  TO INDUCE BANK TO ACCEPT THIS GUARANTY, GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO BANK’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY WILL BE LITIGATED IN STATE OR FEDERAL COURTS HAVING SITUS IN BALTIMORE, MARYLAND.  GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN BALTIMORE, MARYLAND WAIVES PERSONAL SERVICE OF PROCESS UPON GUARANTOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO GUARANTOR AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

26.  Waiver of Jury Trial.  GUARANTOR AND BANK EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS GUARANTY OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS GUARANTY OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.  GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST BANK OR ANY OTHER PERSON INDEMNIFIED UNDER THIS GUARANTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

27.  CONFESSION OF JUDGMENT.  GUARANTOR AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR ON BEHALF OF GUARANTOR IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST GUARANTOR IN FAVOR OF THE HOLDER OF THIS GUARANTY IN THE FULL AMOUNT DUE ON THIS GUARANTY (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE TOTAL AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF GUARANTOR FOR PRIOR HEARING.  GUARANTOR AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND.  GUARANTOR WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON GUARANTOR ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT.  THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST GUARANTOR SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE HOLDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

28.  FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties executed this agreement as of March 28, 2008, intending to create an instrument executed under seal.

MSHI, Inc.

By:           /s/ Jeffery Hough                                                       (Seal)
Jeffery Hough
Chief Financial Officer

Address for notices to Bank:                                                             Address for notices to Guarantor:
100 South Charles Street, 2nd Floor                                                  7133 Rutherford Road, Suite 200
Baltimore, Maryland 21201                                                                  Baltimore, Maryland 21244
Facsimile:_____________________                                               Facsimile:_____________________